Exhibit 10.43

FIFTH AMENDMENT TO THE ENBRIDGE SUPPLEMENTAL PENSION PLAN
FOR UNITED STATES EMPLOYEES
(AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2005)

Pursuant to the authority delegated to them by resolutions of the Board of Directors (the "Resolutions") of Enbridge Inc. ("EI") authorizing the transaction described in the Securities Purchase Agreement between Enbridge Gas Distribution Inc. and Liberty Utilities Co. (the "SPA"), the undersigned Chief Human Resources Officer of EI and the Vice President of People Operations, Human Resources of PanEnergy Services, LP hereby adopt this Fifth Amendment to the Enbridge Supplemental Pension Plan for United States Employees (the "Plan"), to be effective as of the SLG Closing (the "Effective Date");

WHEREAS, the Resolutions authorize any two officers of the Corporation or an Affiliate thereof, to take any action that they deem to be necessary or desirable to effectuate the transaction described in the SPA; and

WHEREAS, Section 6.l0(e) of the SPA requires that (i) Saint Lawrence Gas Company, Inc. ("SLG") and any other applicable subsidiary affiliate of SLG cease to be participating employers in the Plan, (ii) the employees and former employees of SLG and its subsidiary affiliates who, immediately prior to the closing of the transaction contemplated in the SPA, have an accrued benefit under the Plan (the "SLG Participants") shall cease participation in the Plan, and (iii) all of the liabilities of the SLG Participants under the Plan shall be assumed by the Buyer or the Affiliate of Buyer, as defined in the SPA.

NOW, THEREFORE, the Plan is hereby amended, effective as of the Effective Date, as follows:

1.Plan Section 1.1(t) (definition of "Participating Affiliate”) is hereby amended and replaced, in its entirety, as follows:

(t) "Participating Affiliate" means (i) the Company, (ii) Spectra Energy Corp, (iii) Spectra Energy Operating Company LLC, and (iv) PanEnergy Service, Limited Partnership. As of the SLG Closing, St. Lawrence Gas Company, Inc. has ceased to be a Participating Affiliate.

2.Plan Section 1.1 is hereby amended to add the following new definitions at the end thereof:

(oo)    "SLG Buyer Supplemental Plan" has the definition given to the term "Buyer Supplemental Plan" in the SLG SPA.

(pp)    "SLG Closing" has the definition given to the term "Closing" in the SLG SPA.

(qq)     "SLG SPA" means the Securities Purchase Agreement between Enbridge Gas Distribution Inc. and Liberty Utilities Co. dated August 31, 2017, and as it may be amended.

3.Addendum D to the Plan is hereby amended to add the following paragraphs at the end thereof:

Effective as of the SLG Closing, St. Lawrence Gas Company, Inc. shall cease to be an Affiliate. In addition, pursuant to the SLG SPA, effective as of the SLG Closing:

(1)St. Lawrence Gas Company, Inc. shall cease to be a Participating Affiliate; and

(2)St. Lawrence Gas Participants shall cease to be Plan Participants and thus shall not be entitled to receive any benefit payable under the Plan; and

(3)The liabilities of this Plan relating to the St. Lawrence Gas Participants shall be transferred to the SLG Buyer Supplemental Plan on or after the date of the SLG Closing and all of their benefits shall be fully provided under the SLG Buyer Supplemental Plan and not this Plan.

The SLG SPA provides that, effective as of the SLG Closing, St. Lawrence Gas Participants shall participate in the SLG Buyer Supplemental Plan which shall provide each St. Lawrence Gas Participant with accrued benefits that are no less than the accrued benefits with respect to each such person under the Plan as of the SLG Closing. Any benefits to be provided under the SLG Buyer Supplemental Plan will be governed by the terms and conditions of the SLG Buyer Supplemental Plan and not by this Plan to any extent.

As amended hereby, the Supplemental Plan is hereby specifically ratified and reaffirmed in its entirety.

To record this Fifth Amendment, the undersigned officers, pursuant to authorization of the Board of Directors of El, hereby confirm and execute the Fifth Amendment on this 28th day of October 2019.

By: /s/ Marc Weil
Marc Weil
Senior Vice President and
Chief Human Resources Officer Enbridge Inc.

By: /s/ Jim Haynes
Jim Haynes
Vice President of People and Operations, Human Resources
Pan Energy Services, LP
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